UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 11, 2008

PHARMATHENE, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-32587	20-2726770
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Park Place, Suite 450, Annapolis, MD	21401
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (410) 269-2600

N/A

(Former Name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13-e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           Compensatory Arrangements of Certain Officers.  On March 11, 2008, the Board of Directors of PharmAthene, Inc. approved the 2008 base salary levels and 2008 annual cash bonuses for certain executive officers in accordance with the recommendations of the Company’s Compensation Committee.  The following table sets forth the annual base salary fixed for 2008 for each of the following executive officers:

Executive	Title	2008 Annual Base Salary

Eric Richman	Senior Vice President, Business Development and Strategic Planning	$275,126
Christopher C. Camut	Vice President, Chief Financial Officer	$247,000
Francesca Cook	Vice President Policy and Government Affairs	$231,612
Wayne Morges	Vice President Regulatory Affairs/ Quality Control	$249,757
Valerie Riddle	Vice President Medical Director	$268,425

Cash bonuses totaling, in the aggregate, $145,000 were also awarded to these executive officers.

                Also on March 11, 2008, in accordance with the recommendation of the Compensation Committee, our Board of Directors approved a 4% increase to the base salary of our Chief Executive Officer, David P. Wright, retroactive to January 1, 2008, bringing his base salary to $407,680 per year.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHARMATHENE, INC.

Date: March 13, 2008	By:	/s/ David P. Wright
DAVID P. WRIGHT
Chief Executive Officer